Exhibit 10.1

FIRST AMENDMENT
TO
PROPERTY MANAGEMENT AGREEMENT
This FIRST AMENDMENT TO THE SIXTH AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT (the “Amendment”) is made and entered into as of this 30th day of October, 2014 by and among TIER REIT, INC., a Maryland corporation (formerly known as Behringer Harvard REIT I, Inc.) (the “REIT”), TIER OPERATING PARTNERSHIP LP, a Texas limited partnership (formerly known as Behringer Harvard Operating Partnership I LP) (the “OP”), and HPT MANAGEMENT SERVICES, LLC, a Texas limited liability company (the “Manager,” and together with the REIT and the OP, the “Parties”).
WHEREAS, the Parties previously entered into that certain Sixth Amended and Restated Property Management, dated August 31, 2012 (the “Agreement”).
WHEREAS, the Parties desire to amend the Agreement to revise how Owner’s expenses will be calculated beginning January 1, 2014 until termination of the Agreement.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree, as follows:
1.    Defined Terms. Any term used herein that is not otherwise defined herein shall have the meaning ascribed to such term as provided in the Agreement.
2.    Amendment to Section 4.1. Section 4.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“4.1    Owner’s Expenses. Except as otherwise specifically provided, all costs and expenses incurred hereunder by Manager in fulfilling its duties to Owner shall be for the account of and on behalf of Owner. Such costs and expenses shall include legal, travel and other expenses that are directly related to the management of the specific Properties and the following personnel costs of all on-site and offsite employees (other than senior executives, identified by title, set forth on Exhibit D) of Manager who are engaged in the operation, management, maintenance and leasing or access control of the Properties (the “Reimbursable Personnel”):
(a)    Actual cash compensation incurred by Manager (base salaries, paid time off, bonuses, and retention or severance amounts) for all Reimbursable Personnel;

(b)    An additional amount equal to 24% of any amounts paid in subclause (a) above for base salaries and paid time off to cover Manager’s direct costs for non-cash compensation (e.g., employee benefits, such as medical insurance, customary payroll taxes, and worker’s compensation), but specifically excluding any amounts paid for a 401(k) match;
(c)     An additional amount equal to 16% for amounts paid in subclause (a) above for payments other than base salaries and paid time off, such as bonuses and retention or severance payments, to cover Manager’s direct costs for non-cash compensation, but specifically excluding any amounts paid for a 401(k) match.
All costs and expenses for which Owner is responsible under this Management Agreement shall be paid by Manager out of the Account. In the event the Account does not contain sufficient funds to pay all said expenses, Owner shall fund all sums necessary to meet such additional costs and expenses.”
4.    Continuing Effect. Except as otherwise set forth in this Amendment, the terms of the Agreement shall continue in full force and effect and shall not be deemed to have otherwise been amended, modified, revised or altered.
5.    Counterparts. The Parties agree that this Amendment has been or may be executed in several counterparts, each of which shall be deemed an original, and all counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

TIER REIT, INC.
By:	/s/ Telisa Webb Schelin
Name:	Telisa Webb Schelin
Title:	Senior Vice President — Legal, General Counsel & Secretary

TIER OPERATING PARTNERSHIP LP
By:	Tier GP, Inc.
its general partner

By:	/s/ Telisa Webb Schelin
Name:	Telisa Webb Schelin
Title:	Senior Vice President — Legal, General Counsel & Secretary

HPT MANAGEMENT SERVICES, LLC
By:	/s/ M. Jason Mattox
Name:	M. Jason Mattox
Title:	Executive Vice President

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